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                                                                   EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intelligent Systems Corporation
Norcross, GA

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-58134 and No. 333-32157) of our report dated March 4, 2004, relating to the consolidated financial statement and schedule of Intelligent Systems Corporation and Subsidiaries appearing in the company's annual report on Form 10-KSB for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Atlanta, Georgia
March 28, 2005